UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2013

CHENIERE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16383	95-4352386
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2013, our Board of Directors appointed H. Davis Thames as our Senior Vice President and Chief Financial Officer. Our Board of Directors also appointed Meg A. Gentle as our Senior Vice President-Marketing. Prior to these appointments, Mr. Thames was our Senior Vice President-Marketing and Ms. Gentle was our Senior Vice President and Chief Financial Officer.

Mr. Thames, age 46, served as our Senior Vice President-Marketing since December 2007 and as President of Cheniere Marketing, LLC, our wholly owned subsidiary, since November 2007. Prior to that time, he was Vice President Marketing, Strategy & Analysis since December 2006 and Executive Vice President of Cheniere Marketing, LLC since February 2007. Prior to joining us as Vice President Marketing & Analysis in July 2005, Mr. Thames worked for Cross Country Energy, LLC from 2003 to 2005; Enron Corp. from 1999 to 2003; and Flowserve Corp. from 1991 to 1999. Mr. Thames is currently a director and Senior Vice President and Chief Financial Officer of Cheniere Energy Partners GP, LLC, our wholly owned subsidiary. Mr. Thames will also be Chief Financial Officer of the general partner of Sabine Pass LNG, L.P. Mr. Thames earned a B.S. in Mechanical Engineering from The University of Texas at Austin, an M.S. in Mechanical Engineering from Texas A&M University, and an M.B.A. from the UCLA Anderson School of Management.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY, INC.

Date: June 17, 2013	By:	/s/ H. Davis Thames
	Name:	H. Davis Thames
	Title:	Senior Vice President and
Chief Financial Officer